                          MATTHEW B. JORE FAMILY TRUST

         THIS IS AN AGREEMENT made this 1st day of January, 1998, between Matthew B. Jore ("Trustor") and Michael W. Jore ("Trustee").

         1. TRANSFER OF PROPERTY:

         Trustor desires to establish an irrevocable trust for the benefit of Macy K. Jore, Lincoln M. Jore, Jackson R. Jore and Dallas M. Jore (hereinafter "Beneficiaries") and accordingly hereby transfers to the Trustee the assets described on Schedule A attached hereto, the receipt of which is hereby acknowledged by the Trustee. Trustor, or any other person, may transfer additional property acceptable to the Trustee to be held, administered and distributed as hereinafter provided. This trust shall be known as the "Matthew B. Jore Family Trust."

         2. SEPARATE SHARES:

         The Trustee shall divide the trust property, without the necessity of physically segregating assets, into equal and separate shares, one for and bearing the name of each of: Macy K. Jore, Lincoln M. Jore, Jackson R. Jore, and Dallas M. Jore.

         3. WITHDRAWAL RIGHTS OF SELECT BENEFICIARIES:

         Whenever assets are transferred to the trust and the Trustee has received notice from the donor that specified amounts thereof may be withdrawn by a beneficiary of the trust, such beneficiary shall have the absolute right, at all times during the thirty (30) day period commencing on the date of such addition, to withdraw from the principal of the trust whatever amount has been specified by the donor to be withdrawable. The withdrawable amount shall be valued in the same manner as it would be for the donor's federal gift tax purposes. Each withdrawal right shall be noncumulative and if not exercised within the thirty (30) day period, it shall lapse. Each such withdrawal right shall be exercisable by a written instrument executed by the beneficiary or his guardian (acting solely in the beneficiary's interest) and delivered to the Trustee prior to the expiration of the thirty (30) day period. The Trustee shall, at all times that any withdrawal right is outstanding, retain sufficient liquid funds and/or transferable assets in the trust to satisfy all such withdrawal rights which are then outstanding. Each beneficiary designated as having a withdrawal right shall be kept reasonably informed by the Trustee of all withdrawable additions that are made to the trust.

         4. DISTRIBUTION:

              4.1 INCOME AND PRINCIPAL: The Trustee shall distribute to or use for the benefit of each child so much or all of the net income of the child's share of the trust as the Trustee determines necessary or advisable. Any annual net income not distributed to or for the benefit of a child shall be accumulated in such child's share and added to principal. The Trustee shall distribute to a child one-third (1/3) of the remaining principal of the child's share


--------------------------------------------------------------------------------
MATTHEW B. JORE FAMILY TRUST

                                       1-
when the child attains age twenty-five (25) years and the balance of the principal of the child's share when the child attains thirty (30) years. The Trustee may advance the distribution of any portion or all of the principal of any child's share, as the Trustee determines necessary or advisable, for the child's health, support, maintenance and education.

              4.2 DEATH OF A CHILD PRIOR TO COMPLETE DISTRIBUTION: The Trustee shall add the share of a child who dies prior to the complete distribution of the child's share without descendants then living equally to the other shares of the trust determined above (whether distributed or undistributed) and shall hold, administer and distribute it accordingly. The Trustee shall distribute the share of a child who dies prior to the complete distribution of the child's share with descendants then living to such descendants by right of representation; provided, however, if any such descendant be under the age of twenty-five (25) years, the Trustee shall hold his or her share in trust until the descendant attains age twenty-five (25) years, at which time the remainder of the share shall be distributed to the descendant, free of trust. During the period of time that the share is held in trust for a descendant, the Trustee shall use so much of the net income and principal of such share as is necessary for the health, support, maintenance and education of such descendant. If the descendant dies before attaining age twenty-five (25) years, the Trustee shall distribute the remainder of the descendant's share to the descendant's surviving descendants by right of representation, and if none, then to the descendant's surviving brothers and sisters in equal shares, and if none, to Trustor's then living descendants by right of representation.

              4.3 S CORPORATION: Notwithstanding the foregoing provisions of this Agreement, if at any time any shares of stock in an electing small business corporation for federal income tax purposes (hereinafter "S corporation") would otherwise be held in the Matthew B. Jore Family Trust or in a trust or share of a trust for a child or descendant of mine, or for my children as a group, and any such trust would not qualify as a Qualified Subchapter S Trust, then so long as such corporation continues to be an S corporation, such shares of stock shall be held in a separate trust as hereinafter provided.

                   (a) If such shares of stock would otherwise be held in the Matthew B. Jore Family Trust, such separate trust (hereinafter "Trust S") shall be held, administered and distributed for the sole benefit of my children as a group, the Trustee shall divide such separate trust into equal shares, one share for each of my children who is then living and one share for each of my children who is then deceased with descendants then living, such descendants to take by right of representation (each such child or descendant hereinafter referred to for purposes of this subsection as "the beneficiary"). From and after such division, each beneficiary's share of the trust shall be known as the beneficiary's "Trust S."

                   (b) All of the income of the beneficiary's Trust S shall be distributed to the beneficiary, at least annually. The principal of the beneficiary's Trust S shall


--------------------------------------------------------------------------------
MATTHEW B. JORE FAMILY TRUST

                                       2-
be distributed in the same manner as the principal of the other trust or share established for such beneficiary's benefit hereunder (hereinafter "such beneficiary's primary trust"). The beneficiary's Trust S shall terminate at the same time as such beneficiary's primary trust. If a beneficiary dies prior to termination of his or her Trust S, his or her Trust S property shall be distributed (subject to the provisions of this subsection) to the same persons who would receive the property of such beneficiary's primary trust upon the death of such beneficiary prior to termination of such beneficiary's primary trust.

                   (c) It is my intention that no Trust S created hereunder be administered in such a manner as to cause the termination of the S corporation status of any corporation whose stock is held in such Trust S. Accordingly, to the extent the terms of this Agreement are inconsistent with any trust created hereunder qualifying as a Qualified Subchapter S Trust for federal income tax purposes, it is my intent that the terms of the Trust S be construed and administered in a manner that is consistent with qualifying the Trust S as a Qualified Subchapter S Trust during any period that the Trust S holds S corporation stock, and any provision incapable of being so construed or applied shall be disregarded. The Trustee shall make all appropriate elections to maintain the S corporation status and shall advise the beneficiary of the Trust S or his or her legal representative of the need for such beneficiary to make the election to treat the Trust S as a Qualified Subchapter S Trust for federal income tax purposes.

         5. SUCCESSOR TRUSTEE:
         If Michael W. Jore should become unable or unwilling to serve as the Trustee of any trust herein established, Merle B. Jore shall serve as Successor Trustee without court proceedings. If at any time there would otherwise be a vacancy in the position of Trustee, such individual or corporate Trustee as the last serving Trustee shall designate in writing shall serve as Successor Trustee without court proceedings; provided, however, in no event shall Trustor be designated to serve as Trustee

              5.1 REMOVAL OF CORPORATE TRUSTEE: If at any time a corporate Trustee is serving, such Trustee may be removed without court proceedings by delivery to it of a written notice of removal signed by a majority of the beneficiaries who are then entitled to receive or have the benefit of the income of the trust. Upon the removal or the resignation of a corporate Trustee, the majority of the beneficiaries who are then entitled to receive or have the benefit of the income a of the trust shall select a successor corporate Trustee to serve as Trustee without court proceedings. For purposes of this subsection, the Guardian of a beneficiary under a disability may act on behalf of such beneficiary.

              5.2 ACCOUNTING OF PRIOR TRUSTEE: A Co-Trustee or Successor Trustee may accept a predecessor's accounting without independent review or audit upon the assumption of duties and shall not be liable for any loss sustained during or attributable to the period in which a predecessor served as Trustee.


--------------------------------------------------------------------------------
MATTHEW B. JORE FAMILY TRUST

                                       3-

         6. ADMINISTRATIVE PROVISIONS:

         In the Trustee's administration of the trust created hereunder, the following provisions shall apply:

              6.1 TRUSTEE'S POWERS: In addition to and not in limitation of the powers set forth in this instrument, the Trustee shall have all rights, powers and duties given by law, including those set forth in the Montana Trust Code, which Code is incorporated herein by this reference. In addition, the Trustee shall have full power and authority:

                   (a) To retain, so long as the Trustee determines advisable, without any liability for so doing, any property, real, personal or mixed, of whatever kind and wheresoever situated which is received by the Trustee hereunder from any sources (other than through investment or reinvestment by the Trustee), regardless of whether the property so retained be of a kind and quality which the Trustee would ordinarily purchase for trust accounts and regardless of whether such property so retained should constitute a larger portion of the trust estate than the Trustee would ordinarily deem advisable;

                   (b) To determine what is principal or income and what charges are allocable to either, which authority shall specifically include the right to make any adjustments between principal and income for premiums, discounts, depreciation or depletion; in making such determination the Trustee may, but shall not be required to, apply the Montana Revised Uniform Principal and Income Act;

                   (c) To employ agents, depositories, and attorneys in and about the execution of this trust without liability for their omissions or neglect, but using reasonable care in their selection and to rely with acquittance on advice of such attorneys;

                   (d) To invest and reinvest the trust assets as the Trustee shall determine to be prudent under circumstances then prevailing but without being limited in the character of investments by any statutory or other governmental limitation on the investment of trust funds;

                   (e) To hold any property, real, personal, or mixed in the Trustee's name or in the name of a nominee or such other form as the Trustee determines best without disclosing the trust relationship; and

                   (f) To borrow upon such terms and conditions as the Trustee, acting solely in a fiduciary capacity, shall determine appropriate for investment purposes if the Trustee in the Trustee's sole discretion shall deem it prudent and advisable to do so.

              6.2 UNIFORM TRUSTEES' ACCOUNTING ACT: To the extent permitted by law, the Trustee of any trust herein established shall be relieved from the provisions of MCA 72-34-126, any successor statute of similar import, and/or any amendments thereto. The


--------------------------------------------------------------------------------
MATTHEW B. JORE FAMILY TRUST

                                       4-

Trustee's books and records shall be available for reasonable examination by the beneficiaries of any trust, however, during all business hours, and the Trustee shall render statements of account, at least annually, to the beneficiaries then currently entitled to receive income distributions from the trust.

              6.3 ACCRUED INCOME: Income accrued or unpaid on trust property when received into the trust estate shall be treated as any other income. Income accrued or held undistributed by the Trustee at the termination of any interest or estate under the trust shall go to the beneficiaries entitled to the next eventual interest in the proportion in which they take such interest.

              6.4 RESTRAINT ON ALIENATION: No right, title, interest or equity in any of the trust estate or the income or increase thereof shall vest in any beneficiary until actual payment to him by the Trustee, and no part thereof, either principal, interest, or increase shall be liable for the debts, present or future, of any beneficiary or shall be subject to the right on the part of any creditor of any beneficiary to seize or reach the same under any writ or by any proceeding at law or in equity. No beneficiary shall have any power to give, grant, sell, convey, mortgage, pledge, or otherwise dispose of, encumber or anticipate the principal, income or increase of said trust estate, or any portion thereof, or any installment thereof.

              6.5 PAYMENTS TO MINORS: The Trustee may make payments for the benefit of the beneficiary directly to the beneficiary or to the guardian of the beneficiary's person, or to any other person deemed suitable by the Trustee, or by direct payment of expenses incurred for the beneficiary's benefit.

              6.6 CONSIDERATION OF OTHER RESOURCES: The Trustee, in exercising the discretion granted in making payments hereunder, shall take into consideration the reasonable use of all resources which may then be known by the Trustee to be available to or for the use of the beneficiary, including the ability of a beneficiary's parents or guardian to provide for such beneficiary's support and maintenance. The Trustee, in the Trustee's sole discretion, may request and rely upon a signed statement from the beneficiary or his parent or guardian, satisfactory to the Trustee, as to such resources, and may, in the Trustee's sole discretion, suspend benefits hereunder for the beneficiary during any period in which a requested statement is not furnished. Notwithstanding the foregoing, however, no distributions shall be made to or for the benefit of a beneficiary if the distribution would satisfy the Trustee's obligation to support the beneficiary.

              6.7 CONSOLIDATION OF TRUSTS: If the Trustee is at any time holding property in trust for the benefit of any beneficiary named hereunder under terms substantially similar to the terms of any trust created herein, whether such other trust has been created by Trustor or by any other person, the Trustee is authorized, in the Trustee's discretion, to consolidate this trust and such other trust and to hold and administer them as a single trust.

--------------------------------------------------------------------------------
MATTHEW B. JORE FAMILY TRUST

                                       5-

              6.8 DISTRIBUTION OF ASSETS: Upon the termination of any trust, share in trust, or any interest in any trust created herein, the Trustee may distribute assets in kind, including undivided interests therein, and may do so without regard to the income tax basis of specific property allocated to any beneficiary. The Trustee shall not be required to distribute assets of the trust estate, or interests therein, pro rata to the beneficiaries receiving such distributions, but may, in the exercise of the Trustee's discretion, make non-pro rata distributions, so long as the distributees receive assets of a value equal to the value of their respective interest in the trust as of the time of distribution.

              6.9 DIVISION INTO SHARES: Wherever it is provided in this trust that a trust estate shall be divided into separate shares, each such share shall be considered a separate trust. The Trustee shall not be required to make physical segregation of the assets to effectuate such division.

              6.10 SIGNIFICANT NON-ROUTINE TRANSACTIONS: The Trustee of any trust herein established is hereby relieved from the duty to obtain an independent appraisal and from the duty to sell in an open market transaction, as might otherwise be required by law.

              6.11 DEFINITION OF "EDUCATION": The term "education" as used herein shall be given a broad interpretation, and may include, but is not limited to:

                   (a) education at public or private elementary or high schools (including boarding schools);

                   (b) undergraduate and graduate study in any and all fields whatsoever, whether of a professional character or otherwise, at public and private universities, colleges or other institutions of higher learning;

                   (c) training at a trade, industrial, or vocational school, or other training designed to teach the beneficiary an employable skill;

                   (d) specialized formal or informal training in music, the stage, the handicrafts, the arts or sports, whether by private instruction or otherwise; and

                   (e) any other activity, including foreign or domestic travel, which tends to develop fully the talents and potential of each beneficiary, regardless of age.

         The activities described in this subsection may be carried on either in the United States or elsewhere.

         7. IRREVOCABILITY:

--------------------------------------------------------------------------------
MATTHEW B. JORE FAMILY TRUST

                                       6-

         The trust created hereunder shall be irrevocable, and Trustor expressly acknowledges that he/she shall have no right or power to alter, amend, revoke or terminate the trust, or any of its terms, or to designate the persons who shall possess or enjoy the trust property or the income therefrom. Trustor intends to and does hereby relinquish absolutely and forever all possession or enjoyment of, or right to the income from the entrusted property.

         8. MISCELLANEOUS:

         Unless some other meaning and intent is apparent from the context, the plural shall include the singular and vice versa. Masculine, feminine, and neuter words shall be used interchangeably.

         EXECUTED by Trustor and the Trustee as of the day and year first above written.


                                             /s/ Matthew B. Jore
                                             ----------------------------------
                                             MATTHEW B. JORE, TRUSTOR


                                             /s/ Michael W. Jore
                                             ----------------------------------
                                             MICHAEL W. JORE, TRUSTEE

--------------------------------------------------------------------------------
MATTHEW B. JORE FAMILY TRUST

                                       7-

                                   SCHEDULE A

                          MATTHEW B. JORE FAMILY TRUST